UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2020

GOLUB CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY	10106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2020, Golub Capital BDC Funding II LLC (“Funding II”), a wholly-owned subsidiary of Golub Capital BDC, Inc. (the “Company”), entered into an amendment to the senior secured revolving credit facility (as amended, the “Amended MS Credit Facility II”) by and among Funding II, as the borrower, the Company, as the originator and servicer, Morgan Stanley Senior Funding, Inc., as the administrative agent (“Morgan Stanley”), each of the lenders from time to time party thereto, each of the securitization subsidiaries from time to time party thereto, and Wells Fargo Bank, National Association, as collateral agent, account bank, and collateral custodian, which amended the documents governing the current credit facility between such parties (the “Prior MS Credit Facility II”). The Amended MS Credit Facility II was effective as of June 18, 2020.

The Amended MS Credit Facility II increased the borrowing capacity through the full term of the facility from $200.0 million to $400.0 million, which borrowing capacity had been scheduled to be reduced to $200.0 million as of June 30, 2020. During the revolving period, which expires on February 1, 2021, borrowings under the Amended MS Credit Facility II bear interest at the applicable base rate plus 2.45%, which is an increase from the base rate plus 2.05% under the Prior MS Credit Facility II. Following expiration of the revolving period, the interest rate on borrowings under the Amended MS Credit Facility II will reset to the applicable base rate plus 2.95% for the remaining term of the Amended MS Credit Facility II, which is an increase from the applicable base rate plus 2.55% under the Prior MS Credit Facility II. The revolving period will continue through February 1, 2021 unless there is an earlier termination or event of default. The base rate under the Amended MS Credit Facility II is the same as under the Prior MS Credit Facility II: (i) the one-month LIBOR with respect to any advances denominated in U.S. dollars or U.K. pound sterling, (ii) the one-month EURIBOR with respect to any advances denominated in euros, and (iii) the one-month Canadian Dollar Offered Rate with respect to any advances denominated in Canadian dollars. The scheduled maturity date of the Amended MS Credit Facility II is February 1, 2024, which is the same as under the Prior MS Credit Facility II.

The Amended MS Credit Facility II remains secured by all of the assets held by Funding II. Both the Company and Funding II have made customary representations and warranties and are required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. Borrowing under the Amended MS Credit Facility II remains subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended (the “1940 Act”). In accordance with the 1940 Act, with certain limited exceptions, the Company is currently allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing.

The description above is only a summary of the material provisions of the Amended MS Credit Facility II and is qualified in its entirety by reference to a copy of the Amended MS Credit Facility II, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Fifth Amendment to Loan and Servicing Agreement, dated as of June 18, 2020, by and among Golub Capital BDC Funding II LLC, as the borrower; Golub Capital BDC, Inc., as the originator and as the servicer; Morgan Stanley Senior Funding, Inc., as the administrative agent; and Morgan Stanley Bank, N.A., as the lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: June 19, 2020	By:	/s/ Ross Teune
	Name:	Ross Teune
	Title:	Chief Financial Officer